EXHIBIT 21

Subsidiaries of Registrant

As of December 29, 2012

	State or Jurisdiction	Percentage of Voting
Subsidiaries	of Incorporation	Securities Owned

Medical Concepts Staffing, Inc. (Inactive: in process of voluntary dissolution)	Minnesota	100.0%